                                                                    EXHIBIT 99.1




                       HEADLANDS MORTGAGE SECURITIES INC.
                Mortgage Pass-Through Certificates Series 1998-3


                             Officer's Certificate

In connection with the above-referenced trust and pursuant to Section 3.13 of the related Pooling and Servicing Agreement ("Agreement"), Headlands Mortgage Company (as "Master Servicer") hereby confirms the following:


(i) a review of the activities of the Master Servicer during 1998 and of performance under the Agreement has been made under the undersigned's supervision; and

(ii) to the best of the undersigned's knowledge, based on such review, the Master Servicer has fulfilled all of its obligations under the Agreement for the calendar year 1998.



                                    HEADLANDS MORTGAGE SECURITIES INC.



                                    By:
                                       ----------------------------------
                                       Kristen Decker
                                       Vice President

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